Exhibit 3.1

Articles of Association

of Mereo BioPharma Group plc

The Companies Act 2006

Public Company

(as adopted by written special resolution passed on

2 June 2016)

PROSKAUER ROSE (UK) LLP

110 BISHOPSGATE

LONDON

EC2N 4AY

New Articles of Association

of

Mereo BioPharma Group plc (the “Company”)

(as adopted by written special resolution and passed on 2 June 2016)

Table of Contents

INTERPRETATION AND LIMITATION OF LIABILITY		1
1	Preliminary	1
2	Liability of Members	3

DIRECTORS, DIRECTORS’ POWERS AND RESPONSIBILITIES		4
3	Directors’ general authority	4
4	Directors’ authority to allot	4
5	Pari passu issues	4
6	Members’ reserve power	4
7	Directors may delegate	4
8	Committees	5
9	Observer rights	5

DECISION-MAKING BY DIRECTORS		5
10	Directors to take decisions collectively	5
11	Calling a Directors’ meeting	5
12	Participation in Directors’ meetings	6
13	Quorum for Directors’ meetings	6
14	Meetings where total number of Directors less than quorum	6
15	Chairing Directors’ meetings	7
16	Voting at Directors’ meetings: general rules	7
17	Chairman’s casting vote at Directors’ meetings	7
18	Transactions with the Company	8
19	Conflicts of interest	8
20	Proposing Directors’ written resolutions	10
21	Adoption of Directors’ written resolutions	10
22	Directors’ discretion to make further rules	10

APPOINTMENT OF DIRECTORS		11
23	Number of directors	11
24	Methods of appointing Directors	11
25	Retiring directors	11
26	Deemed re-appointment	11
27	Procedure if insufficient directors appointed	12

i

28	Removal of directors	12
29	Termination of Director’s appointment	12
30	Directors’ remuneration	13
31	Directors’ expenses	13

DECISION-MAKING BY MEMBERS ORGANISATION OF GENERAL MEETINGS		15
32	Frequency of meetings and quorum	15
33	Members can require the Directors to call general meetings	15
34	Attendance and speaking at general meetings	15
35	Quorum for general meetings	15
36	Chairing general meetings	16
37	Attendance and speaking by Directors and non-Members	16
38	Adjournment	16

VOTING AT GENERAL MEETINGS		17
39	Voting: general	17
40	Errors and disputes	18
41	Demanding a poll	18
42	Procedure on a poll	18
43	Appointment of proxies	19
44	Multiple Proxies	19
45	Content of Proxy Notices	19
46	Delivery of Proxy Notices	20
47	Amendments to resolutions	21

RESTRICTIONS ON MEMBERS’ RIGHTS		21
48	No voting of Shares on which money owed to Company	21

APPLICATION OF RULES TO CLASS MEETINGS		21
49	Class meetings	21

SHARES AND DISTRIBUTIONS ISSUE OF SHARES		22
50	Powers to issue different classes of Share	22
51	Payment of commissions on subscription for Shares	22

INTERESTS IN SHARES		22
52	Company not bound by less than absolute interests	22
53	Rights attaching to Shares	22

SHARE CERTIFICATES		23
54	Certificates to be issued except in certain cases	23
55	Contents and execution of Share Certificates	23
56	Consolidated Share Certificates	23
57	Replacement Share Certificates	24

SHARES NOT HELD IN CERTIFIED FORM		24
58	Uncertificated Shares	24
59	Share warrants	26

PARTLY PAID SHARES		27
60	Company’s Lien over Partly Paid Shares	27
61	Enforcement of the Company’s Lien	27
62	Call Notices	28
63	Liability to pay calls	29
64	When Call Notice need not be issued	29
65	Failure to comply with Call Notice: automatic consequences	30
66	Notice of intended forfeiture	30
67	Directors’ power to forfeit Shares	31
68	Effect of forfeiture	31
69	Procedure following forfeiture	32
70	Surrender of Shares	32

TRANSFER AND TRANSMISSION OF SHARES		33
71	Transfers of Shares	33
72	Transfer of Uncertificated Shares	33
73	Transmission of Shares	34
74	Transmittees’ rights	34
75	Exercise of Transmittees’ rights	34
76	Transmittees bound by prior notices	35

CONSOLIDATION OF SHARES		35
77	Procedure for disposing of fractions of Shares	35

DISTRIBUTIONS		35
78	Procedure for declaring dividends	35
79	Calculation of dividends	36
80	Payment of dividends and other distributions	36
81	Deductions from distributions in respect of sums owed to the Company	37
82	No interest on distributions	37
83	Unclaimed distributions	37
84	Non-cash distributions	38
85	Waiver of distributions	38
86	Return of capital	39

CAPITALISATION OF PROFITS		39
87	Authority to capitalise and appropriation of Capitalised Sums	39

MISCELLANEOUS PROVISIONS COMMUNICATIONS		41
88	Means of communication to be used	41
89	Failure to notify contact details	41

ADMINISTRATIVE ARRANGEMENTS		42
90	Destruction of Documents	42
91	No right to inspect accounts and other records	42
92	Provision for employees on cessation of business	43

DIRECTORS’ INDEMNITY AND INSURANCE		43
93	Indemnity	43
94	Insurance	43

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1	Preliminary

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies, (Model Articles) Regulations 2008 (S1 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

1.1.	In the Articles, unless the context requires otherwise, the following words and expressions will have the meanings set out below:

Articles	means the articles of association of the Company

Associated Undertaking	has the meaning given in article 19.1

Bankruptcy	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy

Board	means the Board of Directors of the Company as appointed from time to time in accordance with the Articles

Call	has the meaning given in article 62.1

Call Notice	has the meaning given in article 62.2

Capitalised Sum	has the meaning given in article 87.1(b)

Certificate	means a paper certificate (other than a Share warrant) evidencing a person’s title to specified Shares or other securities

Certificated	in relation to a Share, means that it is not an Uncertificated Share or a share in respect of which a Share warrant has been issued and is current

Chairman	has the meaning given in article 15.2

Chairman of the Meeting	has the meaning given in article 36.3

Companies Acts	means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company

Company’s Lien	has the meaning given in article 60.1

Director	means a Director of the Company, and includes any person occupying the position of Director, by whatever name called

Document	includes, unless otherwise specified, any document sent or supplied in Electronic Form

Electronic Form	has the meaning given in section 1168 of the Companies Act 2006

Fully Paid	in relation to a Share, means that the nominal value and any premium to be Paid to the Company in respect of that Share have been Paid to the Company

Group	means the Company and its subsidiaries

Hard Copy Form	has the meaning given in section 1168 of the Companies Act 2006

Holder	in relation to Shares means the person whose name is entered in the register of Members as the holder of the Shares, or, in the case of a Share in respect of which a Share warrant has been issued (and not cancelled), the person in possession of that warrant

Instrument	means a Document in Hard Copy Form

Invesco Fund	the Invesco Perpetual High Income Fund

Invesco UK Strategic	the Invesco Perpetual UK Strategic Income Fund

Lien Enforcement Notice	has the meaning given in article 61

Member	has the meaning given in section 112 of the Companies Act 2006

Novartis	Novartis Pharma AG Lichtstrasse 35, CH-4002, Basel, Switzerland

Ordinary Resolution	has the meaning given in section 282 of the Companies Act 2006

Paid	means paid or credited as paid

Partly Paid	in relation to a Share means that part of that Share’s nominal value or any premium at which it was issued has not been Paid to the Company

Persons Entitled	has the meaning given in article 87.1(b)

Proxy Notice	has the meaning given in article 45

Relevant Situation	has the meaning given in article 19.3

Securities Seal	has the meaning given in article 61.2

Shares	means shares in the Company

Special Resolution	has the meaning given in section 283 of the Companies Act 2006

Subsidiary	has the meaning given in section 1159 of the Companies Act 2006

Transmittee	means a person entitled to a Share by reason of the death or Bankruptcy of a shareholder or otherwise by operation of law

Uncertificated	in relation to a Share means that, by virtue of legislation (other than section 778 of the Companies Act 2006) permitting title to Shares to be evidenced and transferred without a Certificate, title to that Share is evidenced and may be transferred without a Certificate

WEIF	CF Woodford Equity Income Fund

WPCT	Woodford Patient Capital Trust plc

Writing	means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in Electronic Form or otherwise

1.2.	Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act 2006 as in force on the date when these Articles become binding on the Company.

1.3.	In accordance with section 31(1) of the Companies Act 2006, the objects of the Company are unrestricted.

2	Liability of Members

The liability of the Members is limited to the amount, if any, unpaid on the Shares held by them.

PART 2

DIRECTORS,

DIRECTORS’ POWERS AND RESPONSIBILITIES

3	Directors’ general authority

3.1.	Subject to the Articles, the Directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company other than those required by law or these Articles to be exercised by the Company at a general meeting.

3.2.	All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

4	Directors’ authority to allot

4.1.	The Company may from time to time pass an Ordinary Resolution authorising, in accordance with section 551 of the Companies Act 2006, the Board to exercise all the powers of the Company to allot shares or to grant rights to subscribe for, or to convert any security into, any shares.

5	Pari passu issues

5.1.	If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

6	Members’ reserve power

6.1.	The Members may, by Special Resolution, direct the Directors to take, or refrain from taking, specified action.

6.2.	No such Special Resolution invalidates anything which the Directors have done before the passing of the resolution.

7	Directors may delegate

7.1.	Subject to the Articles, the Directors may delegate any of the powers which are conferred on them under the Articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions;

as they think fit.

7.2.	If the Directors so specify, any such delegation may authorise further delegation of the Directors’ powers by any person to whom they are delegated.

7.3.	The Directors may revoke any delegation in whole or part, or alter its terms and conditions.

8	Committees

8.1.	Committees to which the Directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by Directors.

8.2.	The Directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

9	Observer rights

For as long as Novartis holds not less than one per cent. (1%) of the issued share capital of the Company, Novartis may appoint one observer of the Board who may attend but not participate or vote in any meeting of the Directors.

DECISION-MAKING BY DIRECTORS

10	Directors to take decisions collectively

10.1.	Decisions of the Directors may be taken:

(a)	at a Directors’ meeting; or

(b)	in the form of a Directors’ written resolution.

11	Calling a Directors’ meeting

11.1.	Any Director may call a Directors’ meeting.

11.2.	The Company secretary must call a Directors’ meeting if a Director so requests.

11.3.	A Directors’ meeting is called by giving notice of the meeting to the Directors.

11.4.	Notice of any Directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

11.5.	Notice of a Directors’ meeting must be given to each Director, but need not be in Writing.

11.6.	Any Director may waive their right to notice of any meeting and any such waiver may be retroactive.

11.7.	Notice of a Directors’ meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than seven (7) days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

12	Participation in Directors’ meetings

12.1.	Subject to the Articles, Directors participate in a Directors’ meeting, or part of a Directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the Articles; and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

12.2.	In determining whether Directors are participating in a Directors’ meeting, it is irrelevant where any Director is or how they communicate with each other.

12.3.	If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

13	Quorum for Directors’ meetings

13.1.	At a Directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

13.2.	The quorum for Directors’ meetings may be fixed from time to time by a decision of the Directors, but it must never be less than two, and unless otherwise fixed it is two.

14	Meetings where total number of Directors less than quorum

14.1.	This article applies where the total number of Directors for the time being is less than the quorum for Directors’ meetings.

14.2.	If there is only one Director, that Director may appoint sufficient Directors to make up a quorum or call a general meeting to do so but not for any other purpose.

14.3.	If there is more than one Director:

(a)	a Directors’ meeting may take place, if it is called in accordance with the Articles and at least two Directors participate in it, with a view to appointing sufficient Directors to make up a quorum or calling a general meeting to do so; and

(b)	if a Directors’ meeting is called but only one Director attends at the appointed date and time to participate in it, that Director may appoint sufficient Directors to make up a quorum or call a general meeting to do so.

15	Chairing Directors’ meetings

15.1.	The Directors may appoint a Director to chair their meetings.

15.2.	The person so appointed for the time being is known as the Chairman.

15.3.	The Directors may appoint other Directors as deputy or assistant chairmen to chair Directors’ meetings in the Chairman’s absence.

15.4.	The Directors may terminate the appointment of the Chairman, deputy or assistant Chairman at any time.

15.5.	If neither the Chairman nor any Director appointed generally to chair Directors’ meetings in the Chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating Directors must appoint one of themselves to chair it.

16	Voting at Directors’ meetings: general rules

16.1.	Subject to the Articles, a decision is taken at a Directors’ meeting by a majority of the votes of the participating Directors.

16.2.	Subject to the Articles, each Director participating in a Directors’ meeting has one vote.

17	Chairman’s casting vote at Directors’ meetings

17.1.	If the numbers of votes for and against a proposal are equal, the Chairman or other Director chairing the meeting has a casting vote.

17.2.	But 17.1 above does not apply if, in accordance with the Articles, the Chairman or other Director is not to be counted as participating in the decision-making process for quorum or voting purposes.

18	Transactions with the Company

18.1.	Provided that a Director has declared at a Directors’ meeting or in such other manner as the Directors may resolve to the other Directors the nature and extent of any interest of his, a Director notwithstanding his office may be a party to, or otherwise directly or indirectly interested in, any proposed or existing transaction or arrangement with the Company.

18.2.	A Director will not count in the quorum or be entitled to vote:

(a)	on a proposal under consideration concerning his appointment to an office or employment with the Company; or

(b)	on any undertaking or proposal in which the Director (or a person connected with the Director) is interested.

18.3.	Where proposals under article 18.2(a) are under consideration concerning the appointment of two or more Directors to any such offices or employments the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned will be entitled to participate in the decision-making process and count in the quorum and vote in respect of each decision except that concerning his own appointment.

18.4.	Subject to the immediately preceding article 18.3 and provided that he has declared to the other Directors the nature and extent of any interest of his and provided that a majority of the other Directors consent, a Director may participate in the decision-making process and count in the quorum and vote if a proposed decision of the Directors is concerned with an actual or proposed transaction or arrangement with the Company in which the director is interested.

19	Conflicts of interest

19.1.	A Director may be a director or other officer of, or employed by, or otherwise interested in, any company in the Group, any undertaking promoted by or advised by or managed by a company in the Group and any undertaking in which a company in the Group is otherwise interested (each, an “Associated Undertaking”), or be a party to, or otherwise interested in, any contract, transaction or arrangement in which an Associated Undertaking is interested, provided that the Director declares to the other Directors the nature and extent of his interest as soon as practicable after such interest arises.

19.2.	A Director may make full disclosure of any information relating to the Company to another company in the Group (or anyone acting on behalf of any such company in the Group, including its advisers).

19.3.

If a situation (a “Relevant Situation”) arises in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (other than a situation that cannot reasonably be regarded as likely to give rise to a conflict of interest or a conflict of interest arising in relation to a transaction or arrangement with the Company), the Directors may authorise in accordance with the Companies Act a Relevant Situation in respect of any Director and the continuing performance by the relevant Director of his duties as a Director of the Company on such terms as they may determine. Such terms may permit the interested Director to continue to participate in the decision-making process and vote and count in the quorum at a meeting of the Directors or of a committee of the Directors in respect of resolutions relating to the subject matter of the Relevant Situation. Authorisation of a Relevant Situation may be withdrawn, and the terms of authorisation may be varied or subsequently imposed, at any time. Any resolution of the Directors for the purposes of providing, varying the terms of or withdrawing such authorisation will not be effective unless:

(a)	the requirement as to the quorum at the meeting at which the resolution is proposed is met without counting the interested Director or any other interested Director (and for these purposes any other provisions of these Articles that would require the interested Director or any other interested Director to be present during such part of the meeting for the quorum requirement to be met will not apply); and

(b)	the resolution is passed without the interested Director or any other interested Director voting or would have been passed if their votes had not been counted.

19.4.	Notwithstanding the foregoing, if a Relevant Situation arises and the matter has not previously been duly authorised, a Director may elect to deal with the Relevant Situation in the following manner:

(a)	he will declare to the other directors the nature and extent of his interest in the Relevant Situation (except as set forth in paragraph (d) below);

(b)	he will not vote (and will not be counted in the quorum at a meeting of the Directors or of a committee of the directors) in respect of a resolution of the Directors relating to the subject matter of the Relevant Situation; and/or

(c)	he may elect to be excluded from all information and discussion by the Company relating to the subject matter of the Relevant Situation; and

(d)	if he obtains (other than through his position as a Director of the Company) information that is confidential to a third party, or in respect of which he owes a duty of confidentiality to a third party, or the disclosure of which would amount to a breach of applicable law or regulation, he may elect not to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence or a breach of applicable law or regulation, and the provisions of the Articles that would require him to be present for the quorum requirement for meetings of the Directors to be met will not apply.

19.5.	If a Relevant Situation has been duly authorised by the Directors or the Company (or is otherwise permitted or dealt with in accordance with the Articles, as described above) and its nature and extent has been disclosed to the other Directors, a Director may participate in the decision making process and count in the quorum and vote if a proposed decision of the Directors is concerned with such situation (subject to any restrictions imposed under the terms on which it was authorised).

20	Proposing Directors’ written resolutions

20.1.	Any Director may propose a Directors’ written resolution.

20.2.	The Company secretary must propose a Directors’ written resolution if a Director so requests.

20.3.	A Directors’ written resolution is proposed by giving notice of the proposed resolution to the Directors.

20.4.	Notice of a proposed Directors’ written resolution must indicate:

(a)	the proposed resolution; and

(b)	the time by which it is proposed that the Directors should adopt it.

20.5.	Notice of a proposed Directors’ written resolution must be given in Writing to each Director.

20.6.	Any decision which a person giving notice of a proposed Directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

21	Adoption of Directors’ written resolutions

21.1.	A proposed Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on the resolution at a Directors’ meeting have signed one or more copies of it, provided that those Directors would have formed a quorum at such a meeting.

21.2.	It is immaterial whether any Director signs the resolution before or after the time by which the notice proposed that it should be adopted.

21.3.	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a Directors’ meeting in accordance with the Articles.

21.4.	The Company secretary must ensure that the Company keeps a record, in Writing, of all Directors’ written resolutions for at least ten years from the date of their adoption.

22	Directors’ discretion to make further rules

22.1.	Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors.

APPOINTMENT OF DIRECTORS

23	Number of directors

Unless otherwise determined by Ordinary Resolution the Directors of the Company shall number no less than two and not more than nine.

24	Methods of appointing Directors

24.1.	Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director either to fill a casual vacancy or as an addition to the existing Board:

(a)	by Ordinary Resolution; or

(b)	by a decision of the Directors,

but the total number of Directors shall not exceed the maximum number fixed in accordance with Article 23.

24.2.	No person shall be elected as a Director unless such person is recommended by the Board or the Company has received from such person confirmation in writing of that person’s willingness to be elected as a Director, no later than seven days before the general meeting at which the relevant resolution is proposed.

25	Retiring directors

25.1.	At each annual general meeting of the Company any Director then in office:

(a)	who has been appointed by the Board since the previous annual general meeting in accordance with Article 24.1; or

(b)	for whom it is the third annual general meeting following the annual general meeting at which he was elected or last re-elected;

shall retire from office but shall be eligible for re-appointment.

26	Deemed re-appointment

26.1.	A Director who retires at an annual general meeting shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his place or the resolution to re-appoint him is put to the meeting and lost.

26.2.	If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his place or unless the resolution to reappoint him is put to the meeting and lost.

27	Procedure if insufficient directors appointed

27.1.	If:

(a)	at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or reappointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 23,

all retiring Directors who stood for re-appointment at that meeting (“Retiring Directors”) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

27.2.	The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 27.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 23, the provisions of this Article shall also apply to that meeting.

28	Removal of directors

In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

29	Termination of Director’s appointment

29.1.	A person ceases to be a Director as soon as:

(a)	that person ceases to be a Director by virtue of any provision of the Companies Act 2006 or is prohibited from being a Director by law;

(b)	a Bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts or any analogous event occurs in the United Kingdom or another country;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have; or

(f)	notification is received by the Company from the Director that the Director is resigning from office as Director, and such resignation has taken effect in accordance with its terms.

30	Directors’ remuneration

30.1.	Directors may undertake any services for the Company that the Directors decide.

30.2.	Directors are entitled to such remuneration as the Directors determine:

(a)	for their services to the Company as Directors; and

(b)	for any other service which they undertake for the Company.

30.3.	A Director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that Director.

30.4.	Unless the Directors decide otherwise, Directors’ remuneration accrues from day to day.

30.5.	Unless the Directors decide otherwise, Directors are not accountable to the Company for any remuneration which they receive as Directors or other officers or employees of the Company’s Subsidiaries or of any other body corporate in which the Company is interested.

31	Directors’ expenses

The Company may pay any reasonable expenses which the Directors properly incur in connection with their attendance at:

(a)	meetings of Directors or committees of Directors;

(b)	general meetings; or

(c)	separate meetings of the Holders of any class of Shares or of debentures of the Company,

(d)	or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

PART 3

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

32	Frequency of meetings and quorum

32.1.	An annual general meeting shall be held in accordance with the applicable statutory provisions or on the requisition of shareholders in accordance with the Companies Act. An annual general meeting shall be called by not less than such minimum notice period as is permitted by the applicable statutory provisions.

32.2.	The requisite quorum for general meetings of the Company shall be two qualifying persons, as determined in accordance with the Companies Act 2006.

33	Members can require the Directors to call general meetings

Two or more Members holding 5% or more of the voting share capital of the Company may require the Directors to call a general meeting (or instruct the Company secretary to do so).

34	Attendance and speaking at general meetings

34.1.	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

34.2.	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

34.3.	The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

34.4.	In determining attendance at a general meeting, it is immaterial whether any two or more Members attending it are in the same place as each other.

34.5.	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

35	Quorum for general meetings

No business other than the appointment of the Chairman of the Meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

36	Chairing general meetings

36.1.	If the Directors have appointed a Chairman, the Chairman shall chair general meetings if present and willing to do so.

36.2.	If the Directors have not appointed a Chairman, or if the Chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the Directors present; or

(b)	(if no Directors are present), the meeting,

must appoint a Director or Member to chair the meeting, and the appointment of the Chairman of the Meeting must be the first business of the meeting.

36.3.	The person chairing a meeting in accordance with this article is referred to as the “Chairman of the Meeting”.

37	Attendance and speaking by Directors and non-Members

37.1.	Directors may attend and speak at general meetings, whether or not they are Members.

37.2.	The Chairman of the Meeting may permit other persons who are not:

(a)	Members of the Company; or

(b)	otherwise entitled to exercise the rights of Members in relation to general meetings,

to attend and speak at a general meeting.

38	Adjournment

38.1.	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the Chairman of the Meeting must adjourn it.

38.2.	The Chairman of the Meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)	it appears to the Chairman of the Meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

38.3.	The Chairman of the Meeting must adjourn a general meeting if directed to do so by the meeting.

38.4.	When adjourning a general meeting, the Chairman of the Meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the Directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

38.5.	If the continuation of an adjourned meeting is to take place more than fourteen (14) days after it was adjourned, the Company must give at least seven (7) clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

38.6.	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

39	Voting: general

39.1.	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

39.2.	Notwithstanding article 39.1, any Shares held by WEIF, Invesco Fund, Invesco UK Strategic and Novartis will each have one vote per Share, provided that if at any time:

(a)	WEIF’s Shares constitute more than 19.5% of the total voting share capital of the Company, WEIF’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst WEIF’s Shares;

(b)	Invesco Fund’s Shares constitute more than 19.5% of the total voting share capital of the Company, Invesco Fund’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst Invesco Fund’s Shares; and

(c)	Invesco UK Strategic’s Shares constitute more than 19.5% of the total voting share capital of the Company, Invesco UK Strategic’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst Invesco UK Strategic’s Shares, provided further that any votes which would, but for the operation of this article 39.2, be exercisable by WEIF, Invesco Fund or Invesco UK Strategic shall be deemed to be held and exercisable by the holders of Shares, other than WEIF, WPCT, Invesco Fund, Invesco UK Strategic and Novartis, pro rata in proportion to the number of Shares held by them.

40	Errors and disputes

40.1.	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

40.2.	Any such objection must be referred to the Chairman of the Meeting whose decision is final.

41	Demanding a poll

41.1.	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

41.2.	A poll may be demanded by:

(a)	the Chairman of the Meeting;

(b)	the Directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the Members having the right to vote on the resolution.

41.3.	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the Chairman of the Meeting consents to the withdrawal.

42	Procedure on a poll

42.1.	Subject to the Articles, polls at general meetings must be taken when, where and in such manner as the Chairman of the Meeting directs.

42.2.	The Chairman of the Meeting may appoint scrutineers (who need not be Members) and decide how and when the result of the poll is to be declared.

42.3.	The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

42.4.	A poll on:

(a)	the election of the Chairman of the Meeting; or

(b)	a question of adjournment,

must be taken immediately.

42.5.	Other polls must be taken within thirty (30) days of their being demanded.

42.6.	A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

42.7.	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

42.8.	In any other case, at least seven (7) days’ notice must be given specifying the time and place at which the poll is to be taken.

43	Appointment of proxies

43.1.	A Member is entitled to appoint a proxy to exercise all or any of such member’s rights to attend and to speak and vote at a general meeting.

43.2.	A proxy need not be a member of the Company.

44	Multiple Proxies

A Member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member or (as the case may be) a different £10, or multiple of £10, of stock held by such member.

45	Content of Proxy Notices

45.1.	Proxies may only validly be appointed by a notice in Writing (a “Proxy Notice”) which:

(a)	states the name and address of the Member appointing the proxy;

(b)	identifies the person appointed to be that Member’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the Member appointing the proxy, or is authenticated in such manner as the Directors may determine; and

(d)	is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate.

45.2.	The Company may require Proxy Notices to be delivered in a particular form, and may specify different forms for different purposes.

45.3.	Proxy Notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

45.4.	Unless a Proxy Notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

46	Delivery of Proxy Notices

46.1.	Any notice of a general meeting must specify the address or addresses (“Proxy Notification Address”) at which the Company or its agents will receive Proxy Notices relating to that meeting, or any adjournment of it, delivered in hard copy or Electronic Form.

46.2.	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid Proxy Notice has been delivered to the Company by or on behalf of that person.

46.3.	Subject to articles 46.4 and 46.5, a Proxy Notice must be delivered to a Proxy Notification Address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

46.4.	In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a Proxy Notification Address not less than 24 hours before the time appointed for the taking of the poll.

46.5.	In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the Proxy Notice must be delivered:

(a)	in accordance with article 46.3; or

(b)	at the meeting at which the poll was demanded to the Chairman, secretary or any Director.

46.6.	An appointment under a Proxy Notice may only be revoked by delivering a notice in Writing given by or on behalf of the person by whom or on whose behalf the Proxy Notice was given to a Proxy Notification Address.

46.7.	A notice revoking a proxy appointment only takes effect if it is delivered before:

(a)	the start of the meeting or adjourned meeting to which it relates; or

(b)	(in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates.

47	Amendments to resolutions

47.1.	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	notice of the proposed amendment is given to the Company secretary in Writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chairman of the Meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the Chairman of the Meeting, materially alter the scope of the resolution.

47.2.	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the Chairman of the Meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

47.3.	If the Chairman of the Meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the Chairman’s error does not invalidate the vote on that resolution.

RESTRICTIONS ON MEMBERS’ RIGHTS

48	No voting of Shares on which money owed to Company

No voting rights attached to a Share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the Company in respect of that Share have been Paid.

APPLICATION OF RULES TO CLASS MEETINGS

49	Class meetings

The provisions of the Articles relating to general meetings apply, with any necessary modifications, to meetings of the Holders of any class of Shares.

PART 4

SHARES AND DISTRIBUTIONS

ISSUE OF SHARES

50	Powers to issue different classes of Share

50.1.	Subject to the Articles, but without prejudice to the rights attached to any existing Share, the Company may issue Shares with the rights and restrictions set out in the Articles and any other Shares with such rights or restrictions as may be determined by Ordinary Resolution.

50.2.	The Company may issue Shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the Holder, and the Directors may determine the terms, conditions and manner of redemption of any such Shares.

51	Payment of commissions on subscription for Shares

51.1.	The Company may pay any person a commission in consideration for that person:

(a)	subscribing, or agreeing to subscribe, for Shares; or

(b)	procuring, or agreeing to procure, subscriptions for Shares.

51.2.	Any such commission may be Paid:

(a)	in cash, or in Fully Paid or Partly Paid Shares or other securities, or partly in one way and partly in the other; and

(b)	in respect of a conditional or an absolute subscription.

INTERESTS IN SHARES

52	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any Share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a Share other than the Holder’s absolute ownership of it and all the rights attaching to it.

53	Rights attaching to Shares

53.1.	Each Share is entitled to one vote per share at a meeting of the members of the Company.

SHARE CERTIFICATES

54	Certificates to be issued except in certain cases

54.1.	The Company must issue each Member with one or more Certificates in respect of the Shares which that Member holds.

54.2.	This article does not apply to:

(a)	Uncertificated Shares;

(b)	Shares in respect of which a Share warrant has been issued;

(c)	Shares in respect of which the Companies Acts permit the Company not to issue a Certificate; or

54.3.	Except as otherwise specified in the Articles, all Certificates must be issued free of charge.

54.4.	No Certificate may be issued in respect of Shares of more than one class.

54.5.	If more than one person holds a Share, only one Certificate may be issued in respect of it.

55	Contents and execution of Share Certificates

55.1.	Every Certificate must specify:

(a)	in respect of how many Shares, of what class, it is issued;

(b)	the nominal value of those Shares;

(c)	the amount Paid up on them; and

(d)	any distinguishing numbers assigned to them.

55.2.	Certificates must: be executed in accordance with the Companies Acts.

56	Consolidated Share Certificates

56.1.	When a Member’s holding of Shares of a particular class increases, the Company may issue that Member with:

(a)	a single, consolidated Certificate in respect of all the Shares of a particular class which that Member holds; or

(b)	a separate Certificate in respect of only those Shares by which that Member’s holding has increased.

56.2.	When a Member’s holding of Shares of a particular class is reduced, the Company must ensure that the Member is issued with one or more Certificates in respect of the number of Shares held by the Member after that reduction. But the Company need not (in the absence of a request from the Member) issue any new Certificate if:

(a)	all the Shares which the Member no longer holds as a result of the reduction; and

(b)	none of the Shares which the Member retains following the reduction,

were, immediately before the reduction, represented by the same Certificate.

56.3.	A Member may request the Company, in Writing, to replace:

(a)	the Member’s separate Certificates with a consolidated Certificate; or

(b)	the Member’s consolidated Certificate with two or more separate Certificates representing such proportion of the Shares as the Member may specify.

56.4.	When the Company complies with such a request it may charge such reasonable fee as the Directors may decide for doing so.

56.5.	A consolidated Certificate must not be issued unless any Certificates which it is to replace have first been returned to the company secretary for cancellation.

57	Replacement Share Certificates

57.1.	If a Certificate issued in respect of a Member’s Shares is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that Member is entitled to be issued with a replacement Certificate in respect of the same Shares.

57.2.	A Member exercising the right to be issued with such a replacement Certificate:

(a)	may at the same time exercise the right to be issued with a single Certificate or separate Certificates;

(b)	must return the Certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the Directors decide.

SHARES NOT HELD IN CERTIFIED FORM

58	Uncertificated Shares

58.1.	In this article, the “Relevant Rules” means:

(a)	any applicable provision of the Companies Acts about the holding, evidencing of title to, or transfer of Shares other than in Certificated form; and

(b)	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

58.2.	The provisions of this article have effect subject to the Relevant Rules.

58.3.	Any provision of the Articles which is inconsistent with the Relevant Rules must be disregarded, to the extent that it is inconsistent, whenever the Relevant Rules apply.

58.4.	Any Share or class of Shares of the Company may be issued or held on such terms, or in such a way, that:

(a)	title to it or them is not, or must not be, evidenced by a Certificate; or

(b)	it or they may or must be transferred wholly or partly without a Certificate.

58.5.	The Directors have power to take such steps as they think fit in relation to:

(a)	the evidencing of and transfer of title to Uncertificated Shares (including in connection with the issue of such Shares);

(b)	any records relating to the holding of Uncertificated Shares;

(c)	the conversion of Certificated Shares into Uncertificated Shares; or

(d)	the conversion of Uncertificated Shares into Certificated Shares.

58.6.	The Company may by notice to the Holder of a Share require that Share:

(a)	if it is Uncertificated, to be converted into Certificated form; and

(b)	if it is Certificated, to be converted into Uncertificated form,

to enable it to be dealt with in accordance with the Articles.

58.7.	If:

(a)	the Articles give the Directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of Shares; and

(b)	Uncertificated Shares are subject to that power, but the power is expressed in terms which assume the use of a Certificate or other written Instrument,

the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to Uncertificated Shares.

58.8.	In particular, the Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an Uncertificated Share or otherwise to enforce a lien in respect of it.

58.9.	Unless the Directors otherwise determine, Shares which a Member holds in Uncertificated form must be treated as separate holdings from any Shares which that Member holds in Certificated form.

58.10.	A class of Shares must not be treated as two classes simply because some Shares of that class are held in Certificated form and others are held in Uncertificated form.

59	Share warrants

59.1.	The Directors may issue a Share warrant in respect of any Fully Paid Share.

59.2.	Share warrants must be:

(a)	issued in such form; and

(b)	executed in such manner,

as the Directors decide.

59.3.	A Share represented by a Share warrant may be transferred by delivery of the warrant representing it.

59.4.	The Directors may make provision for the payment of dividends in respect of any Share represented by a share warrant.

59.5.	Subject to the Articles, the Directors may decide the conditions on which any Share warrant is issued. In particular, they may:

(a)	decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost, stolen or destroyed;

(b)	decide the conditions on which bearers of warrants are entitled to attend and vote at general meetings;

(c)	decide the conditions subject to which bearers of warrants may surrender their warrant so as to hold their Shares in Certificated or Uncertificated form instead; and

(d)	vary the conditions of issue of any warrant from time to time,

and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

59.6.	Subject to the conditions on which the warrants are issued from time to time, bearers of Share warrants have the same rights and privileges as they would if their names had been included in the register as Holders of the Shares represented by their warrants.

59.7.	The Company must not in any way be bound by or recognise any interest in a Share represented by a Share warrant other than the absolute right of the bearer of that warrant to that warrant.

PARTLY PAID SHARES

60	Company’s Lien over Partly Paid Shares

60.1.	The Company has a lien (the “Company’s Lien”) over every Share which is Partly Paid for any part of:

(a)	that Share’s nominal value; and

(b)	any premium at which it was issued,

which has not been Paid to the Company, and which is payable immediately or at some time in the future, whether or not a Call Notice has been sent in respect of it.

60.2.	The Company’s Lien over a Share:

(a)	takes priority over any third party’s interest in that Share; and

(b)	extends to any dividend or other money payable by the Company in respect of that Share and (if the lien is enforced and the Share is sold by the Company) the proceeds of sale of that Share.

60.3.	The Directors may at any time decide that a Share which is or would otherwise be subject to the Company’s Lien shall not be subject to it, either wholly or in part.

61	Enforcement of the Company’s Lien

61.1.	Subject to the provisions of this article, if:

(a)	a Lien Enforcement Notice has been given in respect of a Share; and

(b)	the person to whom the notice was given has failed to comply with it, the Company may sell that Share in such manner as the Directors decide.

61.2.	A Lien Enforcement Notice:

(a)	may only be given in respect of a Share which is subject to the Company’s Lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the Share concerned;

(c)	must require payment of the sum payable within fourteen (14) days of the notice;

(d)	must be addressed either to the Holder of the Share or to a person entitled to it by reason of the Holder’s death, Bankruptcy or otherwise; and

(e)	must state the Company’s intention to sell the Share if the notice is not complied with.

61.3.	Where Shares are sold under this article:

(a)	the Directors may authorise any person to execute an Instrument of transfer of the Shares to the purchaser or a person nominated by the purchaser; and

(b)	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

61.4.	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the Lien Enforcement Notice; and

(b)	second, to the person entitled to the Shares at the date of the sale, but only after the Certificate for the Shares sold has been surrendered to the Company for cancellation or a suitable indemnity has been given for any lost Certificates, and subject to a lien equivalent to the Company’s Lien over the Shares before the sale for any money payable in respect of the Shares after the date of the Lien Enforcement Notice.

61.5.	A statutory declaration by a Director or the Company secretary that the declarant is a Director or the Company secretary and that a Share has been sold to satisfy the Company’s Lien on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share; and

(b)	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the Share.

62	Call Notices

62.1.	Subject to the Articles and the terms on which Shares are allotted, the Directors may send a notice (a “Call Notice”) to a Member requiring the Member to pay the Company a specified sum of money (a “Call”) which is payable in respect of Shares which that Member holds at the date when the Directors decide to send the Call Notice.

62.2.	A Call Notice:

(a)	may not require a Member to pay a Call which exceeds the total sum unpaid on that Member’s Shares (whether as to the Share’s nominal value or any amount payable to the Company by way of premium);

(b)	must state when and how any Call to which it relates it is to be Paid; and

(c)	may permit or require the Call to be Paid by instalments.

62.3.	A Member must comply with the requirements of a Call Notice, but no Member is obliged to pay any Call before 14 days have passed since the notice was sent.

62.4.	Before the Company has received any Call due under a Call Notice the Directors may:

(a)	revoke it wholly or in part; or

(b)	specify a later time for payment than is specified in the notice,

by a further notice in Writing to the Member in respect of whose Shares the Call is made.

63	Liability to pay calls

63.1.	Liability to pay a Call is not extinguished or transferred by transferring the Shares in respect of which it is required to be Paid.

63.2.	Joint Holders of a Share are jointly and severally liable to pay all Calls in respect of that Share.

63.3.	Subject to the terms on which Shares are allotted, the Directors may, when issuing Shares, provide that Call Notices sent to the Holders of those Shares may require them:

(a)	to pay Calls which are not the same; or

(b)	to pay Calls at different times.

64	When Call Notice need not be issued

64.1.	A Call Notice need not be issued in respect of sums which are specified, in the terms on which a Share is issued, as being payable to the Company in respect of that Share (whether in respect of nominal value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

64.2.	But if the due date for payment of such a sum has passed and it has not been Paid, the Holder of the Share concerned is treated in all respects as having failed to comply with a Call Notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

65	Failure to comply with Call Notice: automatic consequences

65.1.	If a person is liable to pay a Call and fails to do so by the Call payment date:

(a)	the Directors may issue a notice of intended forfeiture to that person; and

(b)	until the Call is Paid, that person must pay the Company interest on the Call from the Call payment date at the Relevant Rate.

65.2.	For the purposes of this article:

(a)	the “Call Payment Date” is the time when the Call Notice states that a Call is payable, unless the Directors give a notice specifying a later date, in which case the Call Payment Date is that later date; and

(b)	the “Relevant Rate” is:

(i)	the rate fixed by the terms on which the Share in respect of which the Call is due was allotted;

(ii)	such other rate as was fixed in the Call Notice which required payment of the call, or has otherwise been determined by the Directors; or

(iii)	if no rate is fixed in either of these ways, five (5) per cent. per annum.

65.3.	The Relevant Rate must not exceed by more than five (5) percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

65.4.	The Directors may waive any obligation to pay interest on a Call wholly or in part.

66	Notice of intended forfeiture

A notice of intended forfeiture:

(a)	may be sent in respect of any Share in respect of which a Call has not been Paid as required by a Call Notice;

(b)	must be sent to the Holder of that Share or to a person entitled to it by reason of the Holder’s death, Bankruptcy or otherwise;

(c)	must require payment of the Call and any accrued interest by a date which is not less than fourteen (14) days after the date of the notice;

(d)	must state how the payment is to be made; and

(e)	must state that if the notice is not complied with, the Shares in respect of which the Call is payable will be liable to be forfeited.

67	Directors’ power to forfeit Shares

If a notice of intended forfeiture is not complied with before the date by which payment of the Call is required in the notice of intended forfeiture, the Directors may decide that any Share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited Shares and not Paid before the forfeiture.

68	Effect of forfeiture

68.1.	Subject to the Articles, the forfeiture of a Share extinguishes:

(a)	all interests in that Share, and all claims and demands against the Company in respect of it; and

(b)	all other rights and liabilities incidental to the Share as between the person whose Share it was prior to the forfeiture and the Company.

68.2.	Any Share which is forfeited in accordance with the Articles:

(a)	is deemed to have been forfeited when the Directors decide that it is forfeited;

(b)	is deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up.

68.3.	If a person’s Shares have been forfeited:

(a)	the Company must send that person notice that forfeiture has occurred and record it in the register of Members;

(b)	that person ceases to be a Member in respect of those Shares;

(c)	that person must surrender the Certificate for the Shares forfeited to the Company for cancellation;

(d)	that person remains liable to the Company for all sums payable by that person under the Articles at the date of forfeiture in respect of those Shares, including any interest (whether accrued before or after the date of forfeiture); and

(e)	the Directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

68.4.	At any time before the Company disposes of a forfeited Share, the Directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

69	Procedure following forfeiture

69.1.	If a forfeited Share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the Directors may authorise any person to execute the Instrument of transfer.

69.2.	A statutory declaration by a Director or the Company secretary that the declarant is a Director or the Company secretary and that a Share has been forfeited on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share, and

(b)	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the Share.

69.3.	A person to whom a forfeited Share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the Share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the Share.

69.4.	If the Company sells a forfeited Share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)	was, or would have become, payable; and

(b)	had not, when that Share was forfeited, been Paid by that person in respect of that Share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

70	Surrender of Shares

70.1.	A Member may surrender any Share:

(a)	in respect of which the Directors may issue a notice of intended forfeiture;

(b)	which the Directors may forfeit; or

(c)	which has been forfeited.

70.2.	The Directors may accept the surrender of any such Share.

70.3.	The effect of surrender on a Share is the same as the effect of forfeiture on that Share.

70.4.	A Share which has been surrendered may be dealt with in the same way as a Share which has been forfeited.

TRANSFER AND TRANSMISSION OF SHARES

71	Transfers of Shares

71.1.	Shares may be transferred by means of an Instrument of transfer in any usual form or any other form approved by the Directors or the Articles, which is executed by or on behalf of:

(a)	the transferor; and

(b)	(if any of the Shares is Partly Paid) the transferee.

71.2.	No fee may be charged for registering any Instrument of transfer or other Document relating to or affecting the title to any Share.

71.3.	The Company may retain any Instrument of transfer which is registered.

71.4.	The transferor remains the Holder of a Share until the transferee’s name is entered in the register of Members as Holder of it.

71.5.	The Directors may refuse to register the transfer of a Share if: (a) the Share is not Fully Paid;

(b)	the transfer is not lodged at the Company’s registered office or such other place as the Directors have appointed;

(c)	the transfer is not accompanied by the Certificate for the Shares to which it relates, or such other evidence as the Directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

(d)	the transfer is in respect of more than one class of Share; or

(e)	the transfer is in favour of more than four transferees.

71.6.	If the Directors refuse to register the transfer of a Share, the Instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

72	Transfer of Uncertificated Shares

72.1.	A transfer of an Uncertificated Share must not be registered if it is in favour of more than four transferees.

73	Transmission of Shares

73.1.	If title to a Share passes to a Transmittee, the Company may only recognise the Transmittee as having any title to that Share.

73.2.	Nothing in these Articles releases the estate of a deceased Member from any liability in respect of a Share solely or jointly held by that Member.

74	Transmittees’ rights

74.1.	A Transmittee who produces such evidence of entitlement to Shares as the Directors may properly require:

(a)	may, subject to the Articles, choose either to become the Holder of those Shares or to have them transferred to another person; and

(b)	subject to the Articles, and pending any transfer of the Shares to another person, has the same rights as the Holder had.

74.2.	But Transmittees do not have the right to attend or vote at a general meeting in respect of Shares to which they are entitled, by reason of the Holder’s death or Bankruptcy or otherwise, unless they become the Holders of those Shares.

75	Exercise of Transmittees’ rights

75.1.	Transmittees who wish to become the Holders of Shares to which they have become entitled must notify the Company in Writing of that wish.

75.2.	If the Share is a Certificated Share and a Transmittee wishes to have it transferred to another person, the Transmittee must execute an Instrument of transfer in respect of it.

75.3.	If the Share is an Uncertificated Share and the Transmittee wishes to have it transferred to another person, the Transmittee must:

(a)	procure that all appropriate instructions are given to effect the transfer; or

(b)	procure that the Uncertificated Share is changed into Certificated form and then execute an Instrument of transfer in respect of it.

75.4.	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the Transmittee has derived rights in respect of the Share, and as if the event which gave rise to the transmission had not occurred.

76	Transmittees bound by prior notices

If a notice is given to a Member in respect of Shares and a Transmittee is entitled to those Shares, the Transmittee is bound by the notice if it was given to the Member before the Transmittee’s name has been entered in the register of Members.

CONSOLIDATION OF SHARES

77	Procedure for disposing of fractions of Shares

77.1.	This article applies where:

(a)	there has been a consolidation or division of Shares, and

(b)	as a result, Members are entitled to fractions of Shares.

77.2.	The Directors may:

(a)	sell the Shares representing the fractions to any person including the Company for the best price reasonably obtainable;

(b)	in the case of a Certificated Share, authorise any person to execute an Instrument of transfer of the Shares to the purchaser or a person nominated by the purchaser; and

(c)	distribute the net proceeds of sale in due proportion among the Holders of the Shares.

77.3.	Where any Holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors, that Member’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.

77.4.	The person to whom the Shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

77.5.	The transferee’s title to the Shares is not affected by any irregularity in or invalidity of the process leading to their sale.

DISTRIBUTIONS

78	Procedure for declaring dividends

78.1.	The Company may by Ordinary Resolution declare dividends and may fix the time for payment of such dividend, and the Directors may decide to pay interim dividends as appear to the Board to be justified by the financial position of the Company.

78.2.	A dividend must not be declared unless the Directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the Directors.

78.3.	No dividend may be declared or Paid unless it is in accordance with Members’ respective rights.

78.4.	If the Company’s Share capital is divided into different classes, no interim dividend may be Paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

78.5.	The Directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

78.6.	If the Directors act in good faith, they do not incur any liability to the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on Shares with deferred or non-preferred rights.

79	Calculation of dividends

79.1.	Except as otherwise provided by the Articles, by Members’ resolution, the Directors’ decision to pay a dividend, the rights attached to, or the terms of issue of any Shares, all dividends must be apportioned and Paid proportionately to the amounts Paid up on the Shares in respect of which the dividend is paid during any portion or portions of the period in respect of which the dividend is Paid.

79.2.	If any Share is issued on terms providing that it ranks for dividend as from a particular date, that Share ranks for dividend accordingly.

79.3.	For the purposes of calculating dividends, no account is to be taken of any amount which has been Paid up on a Share in advance of the due date for payment of that amount.

80	Payment of dividends and other distributions

80.1.	Where a dividend or other sum which is a distribution is payable in respect of a Share, it must be Paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the Distribution Recipient either in Writing or as the Directors may otherwise decide;

(b)	sending a cheque made payable to the Distribution Recipient by post to the Distribution Recipient at the Distribution Recipient’s registered address (if the Distribution Recipient is a Holder of the Share), or (in any other case) to an address specified by the Distribution Recipient either in Writing or as the Directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the Distribution Recipient has specified either in Writing or as the Directors may otherwise decide; or

(d)	any other means of payment as the Directors agree with the Distribution Recipient either in Writing or by such other means as the Directors decide.

80.2.	In the Articles, the “Distribution Recipient” means, in respect of a Share in respect of which a dividend or other sum is payable:

(a)	the Holder of the Share;

(b)	if the Share has two or more joint Holders, whichever of them is named first in the register of Members; or

(c)	if the Holder is no longer entitled to the Share by reason of death or Bankruptcy, or otherwise by operation of law, the Transmittee.

81	Deductions from distributions in respect of sums owed to the Company

81.1.	If:

(a)	a Share is subject to the Company’s Lien; and

(b)	the Directors are entitled to issue a Lien Enforcement Notice in respect of it,

they may, instead of issuing a Lien Enforcement Notice, deduct from any dividend or other sum payable in respect of the Share any sum of money which is payable to the Company in respect of that Share to the extent that they are entitled to require payment under a Lien Enforcement Notice.

81.2.	Money so deducted must be used to pay any of the sums payable in respect of that Share.

81.3.	The Company must notify the Distribution Recipient in Writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a Share resulting from any such deduction; and

(c)	how the money deducted has been applied.

82	No interest on distributions

82.1.	The Company may not pay interest on any dividend or other sum payable in respect of a Share unless otherwise provided by:

(a)	the rights attached to the Share; or

(b)	the provisions of another agreement between the Holder of that Share and the Company.

83	Unclaimed distributions

83.1.	All dividends or other sums which are:

(a)	payable in respect of Shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

83.2.	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

83.3.	If:

(a)	twelve (12) years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the Distribution Recipient has not claimed it,

the Distribution Recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

84	Non-cash distributions

84.1.	Subject to the terms of issue of the Share in question, the Company may, by Ordinary Resolution on the recommendation of the Directors, decide to pay all or part of a dividend or other distribution payable in respect of a Share by transferring non-cash assets of equivalent value (including, without limitation, Shares or other securities in any Company).

84.2.	If the Shares in respect of which such a non-cash distribution is Paid are Uncertificated, any Shares in the Company which are issued as a non-cash distribution in respect of them must be Uncertificated.

84.3.	For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any Distribution Recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

85	Waiver of distributions

85.1.	Distribution Recipients may waive their entitlement to a dividend or other distribution payable in respect of a Share by giving the Company notice in Writing to that effect, but if:

(a)	the Share has more than one Holder; or

(b)	more than one person is entitled to the Share, whether by reason of the death or Bankruptcy of one or more joint Holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the Holders or persons otherwise entitled to the Share.

86	Return of capital

86.1.	If the Company is in liquidation, the liquidator may, if they are so authorised by a Special Resolution of the Members of the Company and any other authority required by any applicable statutory provision:

(a)	divide among the Holder(s) of the Shares the whole or any party of the assets of the Company; or

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Holder(s) of the Shares as the liquidator determines provided that no member shall be compelled to accept any assets upon which there is any liability.

CAPITALISATION OF PROFITS

87	Authority to capitalise and appropriation of Capitalised Sums

87.1.	Subject to the Articles, the Directors may, if they are so authorised by an Ordinary Resolution:

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s Share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “Capitalised Sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “Persons Entitled”) and in the same proportions.

87.2.	Capitalised Sums must be applied:

(a)	on behalf of the Persons Entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

87.3.	Any Capitalised Sum may be applied in paying up new Shares of a nominal amount equal to the Capitalised Sum which are then allotted credited as Fully Paid to the persons entitled or as they may direct.

87.4.	A Capitalised Sum may be applied:

(a)	in or towards paying up any amounts unpaid on existing Shares held by the persons entitled; or

(b)	in paying up new debentures of the Company which are then allotted credited as Fully Paid to the persons entitled or as they may direct.

87.5.	Subject to the Articles the Directors may:

(a)	apply Capitalised Sums in accordance with articles 87.3 and 87.4 partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with Shares or debentures becoming distributable in fractions under this article (including the issuing of fractional Certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of Shares and debentures to them under this article.

PART 5

MISCELLANEOUS PROVISIONS

COMMUNICATIONS

88	Means of communication to be used

88.1.	Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act 2006 provides for Documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

88.2.	Subject to the Articles, any notice or Document to be sent or supplied to a Director in connection with the taking of decisions by Directors may also be sent or supplied by the means by which that Director has asked to be sent or supplied with such notices or Documents for the time being.

88.3.	A Director may agree with the Company that notices or Documents sent to that Director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

89	Failure to notify contact details

89.1.	If:

(a)	the Company sends two consecutive Documents to a Member over a period of at least twelve (12) months; and

(b)	each of those Documents is returned undelivered, or the Company receives notification that it has not been delivered,

that Member ceases to be entitled to receive notices from the Company.

89.2.	A Member who has ceased to be entitled to receive notices from the Company becomes entitled to receive such notices again by sending the Company:

(a)	a new address to be recorded in the register of Members; or

(b)	if the Member has agreed that the Company should use a means of communication other than sending things to such an address, the information that the Company needs to use that means of communication effectively.

ADMINISTRATIVE ARRANGEMENTS

90	Destruction of Documents

90.1.	The Company is entitled to destroy:

(a)	all Instruments of transfer of Shares which have been registered, and all other Documents on the basis of which any entries are made in the register of Members, from six (6) years after the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c)	all Share Certificates which have been cancelled from one year after the date of the cancellation;

(d)	all Paid dividend warrants and cheques from one year after the date of actual payment; and

(e)	all Proxy Notices from one year after the end of the meeting to which the Proxy Notice relates.

90.2.	If the Company destroys a Document in good faith, in accordance with the Articles, and without notice of any claim to which that Document may be relevant, it is conclusively presumed in favour of the Company that:

(a)	entries in the register purporting to have been made on the basis of an Instrument of transfer or other Document so destroyed were duly and properly made;

(b)	any Instrument of transfer so destroyed was a valid and effective Instrument duly and properly registered;

(c)	any Share Certificate so destroyed was a valid and effective Certificate duly and properly cancelled; and

(d)	any other Document so destroyed was a valid and effective Document in accordance with its recorded particulars in the books or records of the Company.

90.3.	This article does not impose on the Company any liability which it would not otherwise have if it destroys any Document before the time at which this article permits it to do so.

90.4.	In this article, references to the destruction of any Document include a reference to its being disposed of in any manner.

91	No right to inspect accounts and other records

91.1.	Except as provided by law or authorised by the Directors or an Ordinary Resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or Documents merely by virtue of being a Member.

92	Provision for employees on cessation of business

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

93	Indemnity

93.1.	Subject to article 94.2, a Relevant Director of the Company or an associated Company may be indemnified out of the Company’s assets against:

(a)	any liability incurred by that Director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated Company;

(b)	any liability incurred by that Director in connection with the activities of the Company or an associated Company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006); and

(c)	any other liability incurred by that Director as an officer of the Company or an associated Company.

93.2.	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

93.3.	In this article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	a “Relevant Director” means any Director or former Director of the Company or an associated Company.

94	Insurance

94.1.	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any Relevant Director in respect of any Relevant Loss.

94.2.	In this article:

(a)	a “Relevant Director” means any Director or former Director of the Company or an associated Company;

(b)	a “Relevant Loss” means any loss or liability which has been or may be incurred by a Relevant Director in connection with that Director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ Share scheme of the Company or associated company; and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.